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                                                                   EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-72325) of Pinnacle Global Group, Inc. of our report dated February 24, 1999 relating to the financial statements of Sanders Morris Mundy, Inc., which appears in the Pinnacle Global Group Inc. Proxy Statement dated December 6, 1999. We also consent to the incorporation by reference of our report in the Current Report on Form 8-K of Pinnacle Global Group, Inc. dated February 4, 2000.


                                     /s/ PricewaterhouseCoopers LLP


Houston, Texas
February 4, 2000